Exhibit 10.24

Warrant No. ___	Warrant to Purchase

_______ shares of
Common Stock (Subject
to Adjustment)

WARRANT TO PURCHASE COMMON STOCK
of
WASTE CONNECTIONS, INC.

Void after __________

This certifies that for value received, ______________ (the “Holder”) is entitled, subject to the terms set forth below, at any time or from time to time beginning on ______________ and before 5:00 p.m., Central standard time, on _____________________, to purchase from Waste Connections, Inc., a Delaware corporation (the “Company”), up to ______________ fully paid and nonassessable shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) as constituted on _____________________ (the “Issue Date”), upon surrender hereof at the principal office of the Company, with the subscription form attached hereto properly completed and duly executed, and simultaneous payment therefor in lawful money of the United States at the price of $______ per share, subject to adjustment as provided in Section 3 hereof (the “Purchase Price”). The number and character of such shares of Common Stock are also subject to adjustment as provided below. Such number shall be reduced at such time or times as this Warrant is exercised in part by the number of shares as to which this Warrant is then exercised. The term “Warrant Stock” shall mean, unless the context otherwise requires, the stock and other securities and property at any time receivable upon the exercise of this Warrant. The term “warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

The grant under this Warrant Agreement (the “Agreement”) is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Consultants and is made pursuant to the Company’s 2014 Incentive Award Plan (the “Plan”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1.	Method of Exercise; Payment.

A.     Cash Exercise. This Warrant may be exercised as a whole, or in part from time to time, by the Holder by delivering this Warrant, for cancellation if it is exercised as a whole or for endorsement if it is exercised in part, together with a Subscription in the form appearing at the end hereof properly completed and duly executed by or on behalf of the Holder, to the Company at its office in The Woodlands, Texas (or at the office of the agency maintained for such purpose), accompanied by payment in cash or by certified or official bank check payable to the order of the Company, in an aggregate amount equal to the Purchase Price as then adjusted times the number of shares of Warrant Stock as to which this Warrant is then being exercised. In the event of any such exercise that is partial, the Company shall endorse this Warrant as having been exercised to that extent and return this Warrant to the Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.

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B.     Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 1.A, to the extent permitted by the Company and applicable statutes and regulations, the Holder may exercise this Warrant by having the Company withhold shares of Warrant Stock issuable on such exercise having a Fair Market Value at the close of business on the date of exercise in an aggregate amount equal to the Purchase Price as then adjusted times the number of shares of Warrant Stock as to which this Warrant is then being exercised.

2.             Transfer. This Warrant and all rights hereunder are generally not transferable except by will or the laws of descent and distribution, unless the Company expressly permits a transfer, such as to a trust or other entity for estate planning purposes, pursuant to a domestic relations order, or as a gift to certain family members. Unless the Company approves such a transfer, this Warrant is exercisable during the Holder’s life only by the Holder. Neither this Warrant nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.	Change in Control; Adjustments; No Fractional Shares.

A.     Change in Control. In the event that the Company is subject to a Change in Control:

(i) immediately prior thereto this Warrant shall be automatically accelerated and become immediately exercisable as to all of the shares of Warrant Stock covered hereby, notwithstanding anything to the contrary in the Plan or this Agreement; and

(ii) the Administrator may provide that the shares subject to the Warrant shall be subject to such treatment as the Administrator may determine in its sole discretion subject to Section 12 of the Plan.

B.     Adjustments. The Holder acknowledges that the Warrant is subject to adjustment, modification and termination in certain events as provided in this Warrant and the Plan, including Section 12 of the Plan.

C.     No Fractional Shares. All calculations under this Section 3 shall be, in the case of Purchase Price, rounded up to the nearest cent or, in the case of shares subject to this Warrant, rounded down to the nearest one-hundredth of a share, but in no event shall the Company be obligated to issue any fractional share on any exercise of this Warrant.

4.             Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new warrant of like tenor.

5.             Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock as will be sufficient to permit the exercise in full of this Warrant.

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6.             Notices. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

7.             Change; Waiver. Subject to Sections 11, 13, 14, 16 and 18 hereof, neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

8.             Attorneys’ Fees. In the event any party is required to engage the services of attorneys for the purpose of enforcing this Agreement, or any provision hereof, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and any other costs or expenses.

9.             Headings. The headings in this Agreement are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

10.           Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

11.           Agreement Subject to Plan. This Agreement is subject to all provisions of the Plan, a copy of which is attached hereto and made part of this Agreement, is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

12.           Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon the Holder, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

13.           Conformity to Applicable Law. The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Warrant is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

14.           Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Warrant in any material way without the Holder’s prior written consent.

15.           Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 2 hereof and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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16.           Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Holder is subject to Section 16 of the Exchange Act, the Plan, the Warrant and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

17.           Entire Agreement. The Plan and this Agreement (including any attachment hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof.

18.           Section 409A. The Warrant is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the Warrant (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Holder or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Warrant either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

19.           Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20.           Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

21.           Black-Out Periods. Holder acknowledges and agrees that this Agreement and the Warrant granted hereunder are subject to Holder’s agreement to at all times comply with the Company’s policies with respect to black-out periods and insider trading, if and when applicable.

DATED: ______________

WASTE CONNECTIONS, INC.

By:    ___________________________

Ronald J. Mittelstaedt

Chairman and Chief Executive Officer

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ATTACHMENTS:

Subscription Form

Waste Connections, Inc. 2014 Incentive Award Plan

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ENDORSEMENTS

Exercise Date	Number of Shares as to Which Exercised	Number of Shares Remaining Available for Exercise	Signature of Authorized Officer of the Company

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SUBSCRIPTION FORM

(To be executed only upon exercise of warrant)

The undersigned Holder of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of Waste Connections, Inc., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated: ______________

_______________________

(signature of Holder)

_______________________

(Street Address)

_______________________

(city) (state) (zip Code)

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